Exhibit 99.1

Avanex Corporation Announces Fiscal 2008 Third Quarter Financial Results

FREMONT, Calif., May 1, 2008 – Avanex Corporation (NASDAQ: AVNX), a pioneer of intelligent photonic solutions that enable next-generation optical networks, today reported its fiscal 2008 third quarter financial results for the quarter ended March 31, 2008.

Net revenue in the third quarter of fiscal year 2008 was $49.6 million, a decrease of 5 percent from $52.0 million in the second quarter of fiscal year 2008, and a decrease of 10 percent from $55.1 million for the same period last year.

Gross margin in the third quarter of fiscal year 2008 was 32 percent, an increase of 1 percentage point from 31 percent in the second quarter of fiscal year 2008, and an increase of 13 percentage points from 19 percent for the same period last year.

Net income in the third quarter of fiscal year 2008 was $3.3 million, or $0.01 per diluted share, compared with net income of $86,000, or breakeven per diluted share in the second quarter of fiscal year 2008. This compares to a net loss of $6.7 million or a net loss of $0.03 per diluted share for the same period last year.

Non-GAAP net income in the third quarter of fiscal 2008 was $2.9 million, or $0.01 per diluted share, compared with non-GAAP net income of $2.4 million or $0.01 per diluted share for the second quarter of fiscal year 2008. This compares to non-GAAP net loss of $3.0 million or a net loss of $0.01 per diluted share for the same period last year.*

“We were pleased with our performance this quarter. We saw significant strength in design wins illustrating the success of our new products,” said Jo Major, president and chief executive officer of Avanex. “With our strong operating model, we are well positioned for profitable growth as we capitalize on our expanding market opportunities,” said Major.

Q4 FY 2008 Outlook

The company expects revenue to be between $50.0 million and $53.0 million and gross margin to be between 29% and 32% in the fourth quarter of fiscal 2008, ending June 30, 2008.

Investor Conference Call

Avanex will host a conference call to discuss fiscal year 2008 third quarter results at 1:30 p.m. PST today. Investors are invited to listen to a live broadcast of the conference call via webcast, which can be accessed by visiting Avanex Investor Relations website at http://investor.avanex.com/events.cfm. Investors can also listen to the conference call by dialing 719-325-4866 and entering access ID number 6477644.

A replay of the call will be available through an archived webcast at http://investor.avanex.com/events.cfm. An audio replay will be available for one week and can be accessed by dialing 888-203-1112 and entering access ID number 6477644.

About Avanex

Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion compensation, switching and routing, transmission, amplification, and include network-managed subsystems. Avanex Corporation was incorporated in 1997 and is headquartered in Fremont, Calif. Avanex Corporation also maintains facilities in Horseheads, N.Y.; Melbourne, Fla.; Shanghai; Villebon Sur Yvette, France; San Donato, Italy; and Bangkok. To learn more about Avanex Corporation, visit our web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including statements regarding expected fourth quarter of fiscal 2008 outlook and future operating results, market demand and growth trends for our products and our strategies. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending in the telecommunications industry and in particular the optical networks industry, market demand and price of our products, the company’s ability to sufficiently anticipate market needs and develop products and enhancements that achieve market acceptance, problems related to realizing the benefits of the divestiture in France, the company’s ability to effect its restructuring goals, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, the outcome of arbitration and litigation, any slowdown or deferral of orders for products or the application of accounting or tax principles in an unanticipated manner.

Finally, please refer to the risk factors contained in the company’s SEC filings including the company’s Annual Report on Form 10-K filed with the SEC on Sept. 7, 2007, Quarterly Report on Form 10-Q filed with the SEC on February 1, 2008 and subsequent filings with the SEC.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

*	Non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude share-based compensation expense, amortization of intangibles, restructuring charges (recovery), gains (loss) on disposal of property and equipment, gain on sale of subsidiary, due diligence expenses related to abandoned acquisition activity and arbitration expenses. Details on the items excluded from non-GAAP net income (loss) and non-GAAP net income (loss) per share are available in the table entitled, “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss),” following the accompanying financial statements.

Contact Information:

Investor Relations

Brooke Deterline

510 897-4188

IR@Avanex.com

Avanex Corporation

CONSOLIDATED BALANCE SHEET

In thousands

(Unaudited)

	March 31, 2008	December 31, 2007	June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$11,184	$9,284	$14,837
Restricted cash	3,757	6,484	3,620
Short-term investments	38,758	36,849	28,942
Accounts receivable, net	41,072	39,677	33,764
Inventories	15,624	16,915	15,188
Due from related party	61	31	14,381
Other current assets	6,680	6,372	5,716

Total current assets	117,136	115,612	116,448
Property and equipment, net	7,736	7,233	5,900
Intangibles, net	370	425	559
Goodwill	9,408	9,408	9,408
Other assets	2,758	2,856	2,685

Total assets	$137,408	$135,534	$135,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,662	$30,716	$32,549
Accrued compensation	5,499	5,796	6,091
Accrued warranty	700	771	873
Other accrued expenses and deferred revenue	7,105	9,261	10,940
Current portion of long-term obligations	10	10	9
Current portion of accrued restructuring	2,518	2,821	2,837

Total current liabilities	46,494	49,375	53,299
Long-term liabilities:
Accrued restructuring	6,144	6,557	8,269
Other long-term obligations	1,762	1,499	1,350

Total liabilities	54,400	57,431	62,918

Stockholders’ equity:
Common stock	230	229	226
Additional paid-in capital	783,125	781,638	775,901
Accumulated other comprehensive income	1,295	1,214	1,064
Accumulated deficit	(701,642)	(704,978)	(705,109)

Total stockholders’ equity	83,008	78,103	72,082

Total liabilities and stockholders’ equity	$137,408	$135,534	$135,000

Avanex Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

In thousands, except for per share data

(Unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Net revenue:
Third parties	$49,523	$47,155	$38,339
Related parties	33	4,852	16,804

Total net revenue	49,556	52,007	55,143
Cost of revenue:
Cost of revenue except for purchases from related parties	33,241	35,567	44,546
Purchases from related parties	220	321	299

Total cost of revenue	33,461	35,888	44,845

Gross profit	16,095	16,119	10,298
Operating expenses:
Research and development	7,012	7,604	6,263
Sales and marketing	4,407	4,202	4,043
General and administrative:
Third parties	4,621	4,980	4,384
Related parties	—	—	699
Amortization of intangibles	55	101	531
Restructuring	32	2	1,155
Loss on disposal of property and equipment	1	—	5
(Gain) on sale of subsidiary	(1,996)	—	—

Total operating expenses	14,132	16,889	17,080

Income (loss) from operations	1,963	(770)	(6,782)
Interest and other income	1,439	1,086	403
Interest and other expense	(68)	(3)	(274)

Income (loss) before income taxes	3,334	313	(6,653)
Income tax benefit (provision)	2	(227)	—

Net income (loss)	$3,336	$86	$(6,653)

Basic net income (loss) per common share	$0.01	$0.00	$(0.03)

Diluted net income (loss) per common share	$0.01	$0.00	$(0.03)

Weighted-average number of shares used in computing:
Basic net income (loss) per common share	229,424	228,538	214,034

Diluted net income (loss) per common share	229,525	231,899	214,034

Avanex Corporation

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

In thousands, except for per share data

(Unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Net income (loss), GAAP	$3,336	$86	$ (6,653)
Items reconciling GAAP net income (loss) to non-GAAP net income (loss):
Related to cost of revenue:
Share-based payments	213	319	341

Total related to cost of sales	213	319	341

Related to operating expenses:
Research and development - share-based payments	334	698	508
Sales and marketing - share-based payments	307	208	245
General and administrative - share-based payments	429	561	896
Amortization of intangibles	55	101	531
Restructuring:
Share-based payments	—	—	3
All other	32	2	1,152
Loss on disposal of property and equipment	1	—	5
Gain on sale of subsidiary	(1,996)	—	—
Due diligence expenses related to abandoned acquisition activity	—	199	—
Arbitration expenses	171	185	—

Total related to operating expenses	(667)	1,954	3,340

Total related to net income (loss)	(454)	2,273	3,681

Non-GAAP net income (loss)	$2,882	$2,359	$(2,972)

Basic non-GAAP net income (loss) per common share	$0.01	$0.01	$(0.01)

Diluted non-GAAP net income (loss) per common share	$0.01	$0.01	$(0.01)

Weighted-average number of shares used in computing:
Basic non-GAAP net income (loss) per common share	229,424	228,538	214,034

Diluted non-GAAP net income (loss) per common share	229,525	231,899	214,034